FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of earliest event reported) April 3, 1997.


                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                     2-96976-D               84-1155-41
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                      P.O. Box 320334, Fairfield, CT 06432
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                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (203) 259-7713

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      (Former name or former address, if changed since last report.)
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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

In connection with the acquisition of Muller Media Inc. (previously reported on Form 8K), attached are the audited financial statements for the years ending December 31, 1995 and 1994.

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                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.


                    Joseph J. Murphy
                    __________________________

                    Joseph J.  Murphy
                    President
                    Date: April 3, 1997

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                            MULLER MEDIA, INC.

                           FINANCIAL STATEMENTS

                            FOR THE YEARS ENDED

                        DECEMBER 31, 1995 AND 1994


Schnitzer & Kondub                 Certified Public Accountants
                                   575 White Plains Road
                                   Eastchester, New York 10709
                                   Telephone:     (914) 779-0469
                                   Facsimile:     (914) 779-0489


INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Muller Media, Inc.


We have audited the accompanying balance sheets of Muller Media, Inc. as of December 31, 1995 and 1994 and the related statements of operations, changes in shareholder's equity and cash flows for each of the two years in the period ending December 31, 1995. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Muller Media, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Schnitzer & Kondub

February 14, 1997
MULLER MEDIA, INC.

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BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

ASSETS
                                                 1995           1994
                                                 ----           ----
Cash and cash equivalents                    $  882,681     $  569,001
Accounts receivable, net                      1,271,315      1,650,762
Investments                                      49,070         49,070
Prepaid expenses and other current assets           850         66,270

Total current assets                          2,203,916      2,335,103

Property and equipment, net                      34,008         10,017
Accounts receivable, long term                  279,479        903,253
Other assets                                      2,800         12,008

                                             $2,520,203     $3,260,381

LIABILITIES AND SHAREHOLDER'S EQUITY

Amounts payable under contracts              $1,050,288     $1,218,800
Note payable to bank                                 --         56,500
Accounts payable and accrued expenses           124,983         44,105
Taxes payable                                     6,390         14,130
Deferred revenue                                109,050             --

Total current liabilities                     1,290,711      1,333,535

Amounts payable under contracts                 180,877        656,400
Deferred income taxes                           259,620        365,800
Note payable to bank                                 --          3,189

Total liabilities                             1,731,208      2,358,924

Shareholder's equity:

Common stock, no par value; authorized 1,000
shares, issued and outstanding 1,000 shares       1,000          1,000
Retained earnings                               787,995        900,457

                                                788,995        901,457

                                             $2,520,203     $3,260,381

See accompanying notes to financial statements

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MULLER MEDIA, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994

                                            1995           1994
                                            ----           ----
Net sales                               $1,164,861     $2,992,024

Cost of sales                              709,083      1,913,439

                                           455,778      1,078,585
Operating expenses:
Selling, general and administrative        314,733        295,744
Salaries and compensation                  348,394        288,498
Interest expense                             3,991          9,876
Depreciation                                11,387          5,482

                                           678,505        599,600

(Loss)income before investment income
and income taxes                          (222,727)       478,985

Investment income                           38,605         14,084

(Loss)income before income taxes          (184,122)       493,069

Income tax benefit (provision)              71,660       (223,000)


Net (loss) income                       $ (112,462)    $  270,069


See accompanying notes to financial statements.

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MULLER MEDIA, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDING DECEMBER 1995 AND 1994

                                                 1995           1994
                                                 ----           ----
Cash flows from operating activities

Net (loss) income                            $ (112,462)    $  270,069
Adjustments to reconcile net(loss) income to net cash from operating activities:

Depreciation and amortization                    11,387         5,482
Change in assets and liabilities
Accounts receivable                           1,003,221      (943,661)
Amounts payable under contracts                (644,035)      747,024
Prepaid expenses and other assets                65,420        71,881
Accounts payable and accrued expenses            80,878        12,748
Taxes payable                                    (7,740)           --
Deferred revenue                                109,050       (45,000)
Deferred taxes                                 (106,180)      212,765

Net cash from operating activities              399,539       331,308

Cash flows (used in) from investing activities:

Purchase of equipment, net                     (35,378)          (959)
Other assets                                     9,208             --

Net cash (used in) investing activities        (26,170)          (959)

Cash flows (used in) financing activities:
Repayment of notes payable to bank             (59,689)       (45,311)

Net increase in cash and cash equivalents      313,680        285,038

Cash and cash equivalents, beginning of year   569,001        283,963

Cash and cash equivalents, end of year       $ 882,681      $ 569,001

Cash paid for:
Interest                                     $   4,000      $  10,000
Taxes                                        $  22,000      $  10,000

See accompanying notes to financial statements.

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MULLER MEDIA, INC.
STATEMENTS OF SHAREHOLDER'S EQUITY

YEARS ENDED DECEMBER 31, 1995 AND 1994



                                Common Stock
                              Shares    Dollars    Retained Earnings
                              ------    -------   ------------------
Balance, January 1, 199       1,000     $1,000         $ 630,388

Net income                       --         --           270,069


Balance, December 31, 1994    1,000      1,000           900,457

Net loss                         --         --          (112,462)

Balance, December 31, 1995    1,000     $1,000         $ 787,995


See Accompanying notes to financial statements.

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NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1995 AND 1994

NOTE 1. Significant Accounting Policies

Organization:

The Company is organized under the laws of New York and is engaged in the business of packaging motion pictures and other entertainment events for distribution to United States television and cable stations.

Revenue Recognition:

Revenues from the distribution of motion pictures and other entertainment events is recognized upon the commencement of the television and cable station's license period. The related expense incurred in the distribution of motion pictures and other entertainment events is recognized as revenue as earned. The primary expense (cost of sales) incurred in the distribution of motion pictures and other entertainment events is the amount due the producers of the motion pictures. Accounts receivable are presented net of an allowance for doubtful accounts of $-O-, at December 31, 1995 and 1994.

Fixed Assets

Fixed assets are stated at cost. Depreciation is calculated on the straight line methods over the lives of the related assets (3 to 5 years).

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards Number 109. For income tax reporting, the Company uses the installment method. This method recognizes revenue and the related expense over the installments paid by the television stations to the company, usually over twenty four to thirty six months. Deferred income taxes have been recorded for the excess of financial statement income over taxable income.

Investments

Investments are recorded at cost, which approximates market.

Concentration of credit risk


Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash in financial institutions exceeding Federally insured limits amounting to approximately $683,000.

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Cash and cash equivalents

For purposes of the cash flow statement, cash includes cash and cash equivalents with maturities of 90 days or less.

NOTE 2. Note payable bank

In August, 1995 the Company paid off its term loan to the bank and established a $150,000 line of credit with interest at one percent over the bank's prime rate. The term loan was bearing interest at one and three quarters percent over the bank's prime rate. The bank also had a security interest in all of the company's personal assets under the term loan.

As  of  December  31,  1995,  the Company has a  $150,000  line  of  credit available from the bank. Borrowings under the credit facility are guaranteed by the shareholder of the Company. The bank also has a security interest in all of the company's personal assets under the line of credit.

NOTE 3. Fixed Assets

Fixed asset consists of:

                                     1995           1994

Office equipment                   $ 66,551       $ 62,066
Automobiles                          30,893             --
                                     97,444         62,066
Accumulated Depreciation            (63,436)       (52,049)

                                    $34,008        $10,017

NOTE 4. Deferred Revenue

Deferred revenue consists of $ 109,050 of down payments on contracts whose license period begins after December 31, 1995.

NOTE 5. Profit Sharing Plan

The Company has a profit sharing plan where it can contribute up to 15% of an employees compensation(as defined by the Internal Revenue Service). The Company's contributions for 1995 and 1994 were $42,000 and $25,000, respectively.

NOTE 6. Operating Lease Commitments

The Company leased its office space under a lease which expired in April, 1996. Rent expense was $33,600 for each of the years ended 1995 and 1994. In 1996, the company entered into a new lease with annual rental payments of approximately $45,000 per year through June 30, 1999.

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NOTE 7. Subsequent Event

Effective November 30, 1996, the Company entered into a purchase agreement with DCI Telecommunications Inc.(ODCIO). Under this agreement The shareholders of Muller Media Inc. will exchange 100 percent of their stock for $3,000,000 of DCI stock. No adjustments have been made to the accompanying financing statements to reflect the purchase by DCI.